E:\DGARFIEL\FUNDS\BLKROCK\MISC\BKTNSR77.697

For  the  semi-annual period ended April  30,
1997
File number 811-5542


                          SUB-ITEM 77C
      Submission of Matters to a Vote of Security Holders+


     An  Annual  Meeting of Shareholders  was
held on April 15, 1997.  At such meeting  the
shareholders   approved  the   selection   of
auditors   and  the  election  of  directors.
Pursuant to Instruction 2 to this Sub-Item, information as to these matters has not been included in this Attachment.